UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
ACT OF 1934

Date of Report (Date of earliest event reported): December 16, 2021

COMMUNITY WEST BANCSHARES
(Exact name of registrant as specified in its charter)

California	000-23575	77-0446957
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

445 Pine Avenue, Goleta, California	93117
(Address of principal executive offices)	(Zip code)

(805) 692-5821
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock	CWBC	NASDAQ

Item 8.01	Other Events.

On December 16, 2021, the Board of Directors (the “Board”) of Community West Bancshares (the “Company”) unanimously approved guidelines (the “Ownership Guidelines”) regarding ownership of the Company’s no par value common stock (the “Common Stock”) by directors and executive officers of the Company.  These Ownership Guidelines are not binding but do evidence the Board’s commitment to encourage directors and executive officers to have a meaningful level of ownership of the Company.  The Board determined that having such a level of ownership assists such person in evaluating matters concerning the Company and carrying out their respective duties for the Company. The Ownership Guidelines provide that within five years of commencing service to the Company (but commencing on the date of adoption for those directors and executive officers currently serving) the Chief Executive Officer should own no less than 40,000 shares of the Common Stock and each director, the President, and each Executive Vice President should own no less than 2,500 shares of the Common Stock.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 27, 2021

COMMUNITY WEST BANCSHARES

By:	/s/Susan C. Thompson

Susan C. Thompson
Executive Vice President and Chief Financial Officer